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                                   EXHIBIT 4.2
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                                   AVNET, INC.

                        OFFICERS' CERTIFICATE PURSUANT TO
                  SECTION 301 OF THE INDENTURE IDENTIFIED BELOW

         The undersigned officers of Avnet, Inc. (the "Company"), acting pursuant to Section 301 of the Indenture identified below and to the authorization contained in resolutions (the "Resolutions") of the Chief Financial Officer of the Company duly adopted on October 12, 2000, which resolutions are attached hereto as Annex A, do hereby certify that there was established in the resolutions two series of the Company's debt securities having the terms hereinafter set forth and designated by the Committee as Floating Rate Notes due October 17, 2001 (the "Floating Rate Notes") and 8.20% Notes due October 17, 2003 (the "Fixed Rate Notes" and, together with the Floating Rate Notes, the "Notes") to be issued under an indenture dated as of October 1, 2000 (the "Indenture"), between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"), which debt securities have been registered for sale with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (Registration No. 333-39530) under the Securities Act of 1933, as amended. The terms set forth below are qualified in their entirety by reference to the terms relating to the Notes that are contained in (i) the forms of the Notes attached to the Resolutions as Exhibits A and B thereto and (ii) the final Prospectus Supplement dated October 12, 2000, constituting part of the abovementioned Registration Statement (the "Prospectus Supplement"), all of which terms have been authorized, adopted and approved by the Committee. In the event of any conflict or discrepancy between the terms contained in either or both of this Officers' Certificate and/or the Prospectus Supplement and the terms contained in the form of either Note, the terms contained in the
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form of Note shall control. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

         It is contemplated that all of the Notes will be originally issued at one time.

                                      * * *

         The terms of the Floating Notes Rate as authorized, adopted and approved by the Chief Financial Officer of the Company pursuant to Section 301 of the Indenture are as follows:

         1. Title of the Securities: Floating Rate Notes due October 17, 2001.

         2. Any limit upon the aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under the Indenture (except for Floating Rate Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Floating Rate Notes pursuant to the Indenture): $325,000,000.

         3. Date on which the principal of the Floating Rate Notes shall be payable: October 17, 2001.

         4. A. The method by which interest rates on the Floating Rate Notes shall be determined, and the Interest Payment Dates on which such interest shall be payable: The interest rate on the Floating Rate Notes for each Interest Period (as defined below) will be effective as of the first day of such Interest Period, will be determined on the Interest Determination Date (as defined below) for such Interest Period, and will be a per annum rate equal to three-month U.S. dollar LIBOR plus .875%, subject to the applicable maximum lawful rate. "Interest Period" means each successive period from and including an Interest Payment Date with respect to the Floating Rate Notes to but excluding the next Interest Payment Date or the maturity date, as the case may be; provided that if such Interest

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         Payment Date would not be a Business Day, then such Interest Payment
         Date and the first day of the next succeeding Interest Period will be the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date and the first day of the next succeeding Interest Period will be the immediately preceding Business Day.

                  LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day (as defined below) immediately following that Interest Determination Date that appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on that Interest Determination Date. If such rate does not appear on Telerate Page 3750 on such Interest Determination Date, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that Interest Determination Date, and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (as defined below), after consultation with Avnet, at approximately 11:00 a.m., London time, on that Interest Determination Date.

                  The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination

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         Date will be the arithmetic mean of the rates quoted by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks for a three-month period commencing on the second London Banking Day immediately following that Interest Determination Date, and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided that if the banks so selected by the Calculation Agent are not quoting rates as described in this sentence, LIBOR for the applicable period will be the same as LIBOR for the immediately preceding Interest Period on such Interest Determination Date.

                  As used above:

                  - "Business Day" means any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed that is also a London Banking Day.

                  - "Calculation Agent" means Bank One Trust Company, N.A., the trustee named in the Indenture, or such other entity as may be selected from time to time by the Company to perform the functions of the Calculation Agent described herein.

                  - The "Interest Determination Date" for an Interest Period is two London Banking Days preceding the first day of such Interest Period.

                  - "Interest Payment Dates: January 17, April 17, July 17 and October 17, 2001.

                  - "London Banking Day" means a day on which dealings in deposits in U.S.

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                           dollars are transacted in the London interbank
                           market.

                  - "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Markets Limited (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  All percentages resulting from any calculations of any interest rate for the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

                  The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the holders of the Floating Rate Notes.

                  B. The date from which such interest shall accrue: Each Floating Rate Note will bear interest from October 17, 2000, or from the most recent Interest Payment Date to which interest on such Floating Rate Note or a predecessor Floating Rate Note has been paid or duly provided for.

                  C. Interest Payment Dates: Interest on the Floating Rate Notes will be payable in arrears on January 17, April 17, July 17 and October 17, 2001.


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                  D. Regular Record Date for the interest payable on the
         Floating Rate Notes on any Interest Payment Date: The date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day.

                  E. Basis upon which interest will be calculated: A 360-day year and the actual number of days in the applicable Interest Period.

         5. Place or places where, subject to the provisions of Section 1002 of the Indenture, the principal of and interest on the Floating Rate Notes shall be payable, where Floating Rate Notes may be surrendered for registration of transfer or for exchange, and where notices and demands to or upon the Company in respect of the Floating Rate Notes and the Indenture may be served: At the following office or agency of the Trustee: Bank One Trust Company, N.A., 14 Wall Street, 8th Floor, New York, New York 10005, Attention: Corporate Trust Administration.

         6. Provisions for redemption of the Floating Rate Notes, in whole or in part, at the option of the Company: The Floating Rate Notes will not be redeemable or repayable prior to their Stated Maturity.

         7. Provisions for mandatory redemption, repayment or purchase of the Floating Rate Notes: The Company has no obligation to redeem or purchase the Floating Rate Notes pursuant to any sinking fund or analogous provisions or at the option of a Holder.

         8. Denominations in which Floating Rate Notes are issuable: The Notes are issuable only in book-entry form in denominations of $1,000 and integral multiples of $1,000.

         9. If other than the Trustee, the identity of each Security Registrar and/or Paying Agent with respect to the Floating Rate Notes: Not applicable.


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         10. If other than the total principal amount thereof, the portion of the principal amount of the Floating Rate Notes that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture or the method by which such portion shall be determined: Not applicable.

         11. If other than the Dollar, the Currency or Currencies in which payment of the principal of or interest on the Floating Rate Notes shall be made or in which the Floating Rate Notes shall be denominated: Not applicable.

         12. Whether the amount of payments of principal of or interest on the Floating Rate Notes may be determined with reference to an index, formula or other method, and the manner in which such amounts shall be determined: See clause 4.A. above.

         13. Whether the principal of or interest on the Floating Rate Notes is to be payable, at the election of the Company or a Holder thereof, in one or more Currencies other than that in which the Floating Rate Notes are denominated or stated to be payable: No.

         14. Provisions, if any, granting special rights to the Holders of Floating Rate Notes upon the occurrence of such events as may be specified:
None.

         15. Any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to any of the provisions of Section 1009) or other undertakings of the Company with respect to the Floating Rate Notes: None.

         16. A. Whether the Floating Rate Notes are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both:
         Registered Securities only.

             B. Whether any Floating Rate Notes are to be issuable initially in temporary global form: No.


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             C. Whether any Floating Rate Notes are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Floating Rate Notes in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305 of the Indenture: All Floating Rate Notes will be represented by one or more fully registered permanent global securities as described in the Prospectus Supplement under the caption "Description of the Notes -- Depositary." Except as described in the sixth paragraph under the said caption, beneficial owners of interests in such global securities may not exchange such interests for any form of certificate evidencing Floating Rate Notes. In the event that such a right of exchange should arise, the manner of such exchange shall be as provided in Section 305 of the Indenture.

             D. Depository for the Notes: The Depository Trust Company.

         17. The date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued: Not applicable.

         18. A. The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest: Not applicable.


                                       8
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             B. The manner in which, or the Person to whom, any interest on any
         Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature: Not Applicable

             C. The extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304: Not Applicable

         19. The applicability of Sections 1402 and/or 1403 of the Indenture to the Floating Rate Notes and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen: The defeasance and discharge provisions of Sections 1402 and 1403 are fully applicable to the Floating Rate Notes. There are no provisions in modification of, in addition to or in lieu of any of the provisions of Article XIV of the Indenture.

         20. Whether the Floating Rate Notes are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Floating Rate
Note) only upon receipt of certain certificates or other documents or satisfaction of other conditions: No.

         21. Whether, under what circumstances and the Currency in which, the Company will pay additional amounts as contemplated by Section 1004 of the Indenture on the Floating Rate Notes to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge: No.

         22. The designation of the initial Exchange Rate Agent: Not applicable.

         23. If the Floating Rate Notes are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable: Not applicable.


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         24. Whether the Floating Rate Notes are to be subordinated or unsubordinated indebtedness of the Company: The Floating Rate Notes are to be unsubordinated indebtedness of the Company.

         25. Any other terms of or provisions applicable to the Floating Rate Notes and the sale thereof:

             A. Form of Floating Rate Notes: The form of permanent global Floating Rate Note shall be substantially in the form of Exhibit A to the Resolutions.

             B. Manner of Sale: The Company has engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated as lead underwriter for the purpose of selling the Floating Rate Notes in an underwritten public offering in the United States, all as more fully set forth in the Standard Underwriting Agreement Provisions attached to the Resolutions as Exhibit C thereto and the Pricing Agreement attached to the Resolutions as Exhibit D thereto.

             C. Issue price to the public of the Floating Rate Notes: 100% of principal amount.

             D. Underwriters' commission or discount as a percentage of the principal amount of Floating Rate Notes to be issued: .15% of principal amount.

             E. Additional Floating Rate Notes: The Company will have the ability, without the consent of the Holders of the Floating Rate Notes, to reopen the series and issue additional Floating Rate Notes.

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                                      * * *

         The terms of the Fixed Rate Notes as authorized, adopted and approved by the Chief Financial Officer of the Company pursuant to Section 301 of the Indenture are as follows:

         1. Title of the Securities: 8.20% Notes due October 17, 2003.

         2. Any limit upon the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Fixed Rate Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Fixed Rate Notes pursuant to the Indenture):
$200,000,000.

         3. Date on which the principal of the Fixed Rate Notes shall be payable: October 17, 2003.

         4. A. The rate at which the Fixed Rate Notes shall bear interest: The Fixed Rate Notes will bear interest at a rate of 8.20% per annum.

             B. The date from which such interest shall accrue: Each Fixed Rate Note will bear interest from October 17, 2000, or from the most recent Interest Payment Date to which interest on such Fixed Rate Note or a predecessor Fixed Rate Note has been paid or duly provided for.

             C. Interest Payment Dates: Interest on the Fixed Rate Notes will be payable semi-annually on the 17th day of each April and October beginning April 17, 2001.

             D. Regular Record Date for the interest payable on the Fixed Rate Notes on any Interest Payment Date: The date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day.

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             E. Basis upon which interest will be calculated: A 360-day year of twelve 30-day months.

         5. Place or places where, subject to the provisions of Section 1002 of the Indenture, the principal of and interest on the Fixed Rate Notes shall be payable, where Fixed Rate Notes may be surrendered for registration of transfer or for exchange, and where notices and demands to or upon the Company in respect of the Fixed Rate Notes and the Indenture may be served: At the following office or agency of the Trustee: Bank One Trust Company, N.A., 14 Wall Street, 8th Floor, New York, New York 10005, Attention: Corporate Trust Administration.

         6. Provisions for redemption of the Fixed Rate Notes, in whole or in part, at the option of the Company: The Fixed Rate Notes will not be redeemable or repayable prior to their Stated Maturity.

         7. Provisions for mandatory redemption, repayment or purchase of the Fixed Rate Notes: The Company has no obligation to redeem or purchase the Fixed Rate Notes pursuant to any sinking fund or analogous provisions or at the option of a Holder.

         8. Denominations in which Fixed Rate Notes are issuable: The Fixed Rate Notes are issuable only in book-entry form in denominations of $1,000 and integral multiples of $1,000.

         9. If other than the Trustee, the identity of each Security Registrar and/or Paying Agent with respect to the Fixed Rate Notes: Not applicable.

         10. If other than the total principal amount thereof, the portion of the principal amount of the Fixed Rate Notes that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture or the method by which such portion shall be determined: Not applicable.

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         11. If other than the Dollar, the Currency or Currencies in which payment of the principal of or interest on the Fixed Rate Notes shall be made or in which the Fixed Rate Notes shall be denominated: Not applicable.

         12. Whether the amount of payments of principal of or interest on the Fixed Rate Notes may be determined with reference to an index, formula or other method: No.

         13. Whether the principal of or interest on the Notes is to be payable, at the election of the Company or a Holder thereof, in one or more Currencies other than that in which the Fixed Rate Notes are denominated or stated to be payable: No.

         14. Provisions, if any, granting special rights to the Holders of Fixed Rate Notes upon the occurrence of such events as may be specified: None.

         15. Any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to any of the provisions of Section 1009) or other undertakings of the Company with respect to the Fixed Rate Notes: None.

         16. A. Whether the Fixed Rate Notes are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both:
         Registered Securities only.

             B. Whether any Fixed Rate Notes are to be issuable initially in temporary global form: No.

             C. Whether any Fixed Rate Notes are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Fixed Rate Notes in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305 of

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         the Indenture: All Fixed Rate Notes will be represented by one or more fully registered permanent global securities as described in the Prospectus Supplement under the caption "Description of the Notes -- Depositary." Except as described in the sixth paragraph under the said caption, beneficial owners of interests in such global securities may not exchange such interests for any form of certificate evidencing Fixed Rate Notes. In the event that such a right of exchange should arise, the manner of such exchange shall be as provided in Section 305 of the Indenture.

             D. Depository for the Fixed Rate Notes: The Depository Trust
         Company.

         17. The date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued: Not applicable.

         18. A. The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest: Not applicable.

             B. The manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature: Not Applicable

             C. The extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304: Not Applicable


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         19. The applicability of Sections 1402 and/or 1403 of the Indenture to
the Fixed Rate Notes and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen: The defeasance and discharge provisions of Sections 1402 and 1403 are fully applicable to the Fixed Rate Notes. There are no provisions in modification of, in addition to or in lieu of any of the provisions of Article XIV of the Indenture.

         20. Whether the Fixed Rate Notes are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Fixed Rate Note) only upon receipt of certain certificates or other documents or satisfaction of other conditions: No.

         21. Whether, under what circumstances and the Currency in which, the Company will pay additional amounts as contemplated by Section 1004 of the Indenture on the Fixed Rate Notes to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge: No.

         22. The designation of the initial Exchange Rate Agent: Not applicable.

         23. If the Fixed Rate Notes are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable:
Not applicable.

         24. Whether the Fixed Rate Notes are to be subordinated or unsubordinated indebtedness of the Company: The Fixed Rate Notes are to be unsubordinated indebtedness of the Company.

         25. Any other terms of or provisions applicable to the Fixed Rate Notes and the sale thereof:

             A. Form of Fixed Rate Notes: The form of permanent global Fixed Rate Note shall be substantially in the form of Exhibit B to the Resolutions.

             B. Manner of Sale: The Company has engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated as lead underwriter for the purpose of selling the Fixed Rate Notes in an underwritten public offering in the United States, all as more fully set forth in the Standard Underwriting Agreement Provisions attached to the Resolutions as Exhibit C thereto and the Pricing Agreement attached to the Resolutions as Exhibit D thereto.

             C. Issue price to the public of the Notes: 99.796% of principal amount.

             D. Underwriters' commission or discount as a percentage of the principal amount of Notes to be issued: .45% of principal amount.

             E. Additional Fixed Rate Notes: The Company will have the ability, without the consent of the Holders of the Fixed Rate Notes, to reopen the series and issue additional Fixed Rate Notes.

                            [Signature Page follows.]



                                       16
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         IN WITNESS WHEREOF the undersigned have executed this Officers'
Certificate on behalf of the Company as of this 13th day of October , 2000.


                                         /s/ Raymond Sadowski
                                         --------------------------------------
                                         Raymond Sadowski
                                         Senior Vice President
                                           and Chief Financial Officer



(CORPORATE SEAL)





                                         /s/ David R. Birk
                                         --------------------------------------
                                         David R. Birk
                                         Senior Vice President,
                                         General Counsel and Secretary



                                       17
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                                     ANNEX A

                                   RESOLUTIONS
                    ADOPTED BY THE CHIEF FINANCIAL OFFICER OF
                                   AVNET, INC.
                               ON OCTOBER 12, 2000

         WHEREAS, at a meeting of the Board of Directors of Avnet, Inc. (the "Company") held on March 24, 2000, the Board authorized the issuance and sale by the Company from time to time of up to $500,000,000 in gross proceeds to the Company of various securities (the "Securities"), including unsecured debt securities ("Debt Securities"); and

         WHEREAS, at the aforementioned meeting, the Board of Directors granted to the Finance Committee of the Board of Directors (the "Finance Committee") authority to exercise all of the powers and authority of the Board of Directors in connection with issuances and sales of Securities, and authorized the Committee in its sole discretion to delegate to the Chief Financial Officer of the Company the authority to exercise any or all of the Committee's powers and authority; and

         WHEREAS, on June 16, 2000, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3, Registration No. 333-39530 (the "Registration Statement"), to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $500,000,000 in gross proceeds to the Company of various securities, including Debt Securities; and

         WHEREAS, at a meeting of the Board of Directors of the Company held on September 20, 2000, the Board authorized the issuance of an additional $1,000,000,000 of Securities under the Registration Statement; and

         WHEREAS, on September 29, 2000, the Company filed an Amendment No. 1 to the Registration Statement to effect the registration under the Securities Act of up to $1,500,000,000 in gross proceeds to the Company of various securities; and

         WHEREAS, on September 29, 2000, at 9:30 a.m., Eastern time, the Registration Statement became effective under the Securities Act and the Indenture described below relating to the Debt Securities was qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and

         WHEREAS, at a meeting of the Finance Committee held on September 29, 2000, the Chief Financial Officer of the Company was authorized, empowered and directed on behalf of the Company, and to the full extent that the Finance Committee could so act, to establish pricing and all other terms (including to the full extent as set forth in Section 301 of the Indenture evidenced to the Finance Committee) for up to $750 million aggregate principal amount (or, with respect to all or any portion thereof, in the discretion of the Chief Financial Officer, the equivalent amount denominated in Euros) of unsecured senior indebtedness of which (a) not more than $500 million aggregate principal amount (or the Euro equivalent) shall have a term of up to but not exceeding 5 years at a rate of interest not exceeding 8.4% per annum for 3-year senior indebtedness and/or in the discretion of the Chief Financial Officer at a rate of interest not exceeding 8.5% for 5-year senior indebtedness and (b) all or any portion of the balance of the said $750 million aggregate principal amount (or the Euro equivalent) as referred to above in this resolution shall be 1-year floating rate notes at a rate of interest not exceeding LIBOR plus 100 basis points; and the Chief Financial Officer, the General Counsel and other proper officers of the Company were authorized, empowered and directed, to the full extent of the power and authority of the Finance Committee, to negotiate, enter into, execute and deliver on behalf of the Company all agreements (including the Pricing Agreement) and other documents necessary to consummate the financing contemplated; and

         WHEREAS, on October 5, 2000, a prospectus dated September 29, 2000 (the "Prospectus"), and a preliminary prospectus supplement dated October 4, 2000 (the "Preliminary Prospectus Supplement"), relating to Debt Securities to be offered as ___% Notes due 200_ of the Company were filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act and first distributed to potential investors; and

         WHEREAS, on October 12, 2000, the Chief Financial Officer of the Company, pursuant to authority given to him by the Finance Committee, established the terms of $525,000,000 aggregate principal amount of Debt Securities in two series and caused to be executed and delivered on behalf of the Company the Pricing Agreement referred to in the two paragraphs 25B below; and

         WHEREAS, on October 13, 2000, a final prospectus supplement dated October 12, 2000 (the "Prospectus Supplement"), relating to $525,000,000 aggregate principal amount of Debt Securities offered as $325,000,000 of Floating Rate Notes due 2001 and $200,000,000 of 8.20% Notes due 2003 of the Company, was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act and first distributed to investors;

         NOW, THEREFORE, BE IT RESOLVED, that the actions taken by the officers of the Company in preparing, filing and distributing the Preliminary Prospectus Supplement and the Prospectus Supplement are hereby in all respects ratified, confirmed, approved and adopted; and further

         RESOLVED, that there is hereby established an issue of two series of Debt Securities of the Company to be designated as hereinafter provided, which Debt Securities shall be issued under the Indenture dated as of October 1, 2000 (the "Indenture") between the Company and Bank One Trust Company, N.A., as Trustee, and shall constitute general, unsecured and unsubordinated obligations of the Company (such Debt Securities being hereinafter referred to collectively as the "Notes"); and further

         RESOLVED, that the designation and terms of each series of Notes shall be as set forth below and are adopted pursuant to Section 301 of the Indenture, and such designation and terms shall be deemed to constitute, and are hereby expressly made, a part of the Indenture (all capitalized terms used but not defined below shall have the same meanings as in the Indenture):

         1. Title of the Securities: Floating Rate Notes due October 17, 2001 (the "Floating Rate Notes").

         2. Any limit upon the aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under the Indenture (except for Floating Rate Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Floating Rate Notes pursuant to the Indenture): $325,000,000.

         3. Date on which the principal of the Floating Rate Notes shall be payable: October 17, 2001.

         4. A. The method by which interest rates on the Floating Rate Notes shall be determined, and the Interest Payment Dates on which such interest shall be payable: The interest rate on the Floating Rate Notes for each Interest Period (as defined below) will be effective as of the first day of such Interest Period, will be determined on the Interest Determination Date (as defined below) for such Interest Period, and will be a per annum rate equal to three-month U.S. dollar LIBOR plus .875%, subject to the applicable maximum lawful rate. "Interest Period" means each successive period from and including an Interest Payment Date with respect to the Floating Rate Notes to but excluding the next Interest Payment Date or the maturity date, as the case may be; provided that if such Interest Payment Date would not be a Business Day, then such Interest Payment Date and the first day of the next succeeding Interest Period will be the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date and the first day of the next succeeding Interest Period will be the immediately preceding Business Day.

                  LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day (as defined below) immediately following that Interest Determination Date that appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on that Interest Determination Date. If such rate does not appear on Telerate Page 3750 on such Interest Determination Date, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that Interest Determination Date, and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (as defined below), after consultation with Avnet, at approximately 11:00 a.m., London time, on that Interest Determination Date.

                  The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks for a three-month period commencing on the second London Banking Day immediately following that Interest Determination Date, and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided that if the banks so selected by the Calculation Agent are not quoting rates as described in this sentence, LIBOR for the applicable period will be the same as LIBOR for the immediately preceding Interest Period on such Interest Determination Date.

                  As used above:

                  - "Business Day" means any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed that is also a London Banking Day.

                  - "Calculation Agent" means Bank One Trust Company, N.A., the trustee named in the Indenture, or such other entity as may be selected from time to time by the Company to perform the functions of the Calculation Agent described herein.

                  - The "Interest Determination Date" for an Interest Period is two London Banking Days preceding the first day of such Interest Period.

                  - "Interest Payment Dates: January 17, April 17, July 17 and October 17, 2001.

                  - "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                  - "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Markets Limited (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  All percentages resulting from any calculations of any interest rate for the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

             The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the holders of the Floating Rate Notes.

             B. The date from which such interest shall accrue: Each Floating Rate Note will bear interest from October 17, 2000, or from the most recent Interest Payment Date to which interest on such Floating Rate Note or a predecessor Floating Rate Note has been paid or duly provided for.

             C. Interest Payment Dates: Interest on the Floating Rate Notes will be payable in arrears on January 17, April 17, July 17 and October 17, 2001.

             D. Regular Record Date for the interest payable on the Floating Rate Notes on any Interest Payment Date: The date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day.

             E. Basis upon which interest will be calculated: A 360-day year and the actual number of days in the applicable Interest Period.

         5. Place or places where, subject to the provisions of Section 1002 of the Indenture, the principal of and interest on the Floating Rate Notes shall be payable, where Floating Rate Notes may be surrendered for registration of transfer or for exchange, and where notices and demands to or upon the Company in respect of the Floating Rate Notes and the Indenture may be served: At the following office or agency of the Trustee: Bank One Trust Company, N.A., 14 Wall Street, 8th Floor, New York, New York 10005, Attention: Corporate Trust Administration.

         6. Provisions for redemption of the Floating Rate Notes, in whole or in part, at the option of the Company: The Floating Rate Notes will not be redeemable or repayable prior to their Stated Maturity.

         7. Provisions for mandatory redemption, repayment or purchase of the Floating Rate Notes: The Company has no obligation to redeem or purchase the Floating Rate Notes pursuant to any sinking fund or analogous provisions or at the option of a Holder.

         8. Denominations in which Floating Rate Notes are issuable: The Notes are issuable only in book-entry form in denominations of $1,000 and integral multiples of $1,000.

         9. If other than the Trustee, the identity of each Security Registrar and/or Paying Agent with respect to the Floating Rate Notes: Not applicable.

         10. If other than the total principal amount thereof, the portion of the principal amount of the Floating Rate Notes that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture or the method by which such portion shall be determined: Not applicable.

         11. If other than the Dollar, the Currency or Currencies in which payment of the principal of or interest on the Floating Rate Notes shall be made or in which the Floating Rate Notes shall be denominated: Not applicable.

         12. Whether the amount of payments of principal of or interest on the Floating Rate Notes may be determined with reference to an index, formula or other method, and the manner in which such amounts shall be determined: See clause 4.A. above. 13. Whether the principal of or interest on the Floating Rate Notes is to be payable, at the election of the Company or a Holder thereof, in one or more Currencies other than that in which the Floating Rate Notes are denominated or stated to be payable: No.

         14. Provisions, if any, granting special rights to the Holders of Floating Rate Notes upon the occurrence of such events as may be specified:
None.

         15. Any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to any of the provisions of Section 1009) or other undertakings of the Company with respect to the Floating Rate Notes: None.

         16. A. Whether the Floating Rate Notes are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both:
         Registered Securities only.

             B. Whether any Floating Rate Notes are to be issuable initially in temporary global form: No.

             C. Whether any Floating Rate Notes are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Floating Rate Notes in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305 of the Indenture: All Floating Rate Notes will be represented by one or more fully registered permanent global securities as described in the Prospectus Supplement under the caption "Description of the Notes -- Depositary." Except as described in the sixth paragraph under the said caption, beneficial owners of interests in such global securities may not exchange such interests for any form of certificate evidencing Floating Rate Notes. In the event that such a right of exchange should arise, the manner of such exchange shall be as provided in Section 305 of the Indenture.

             D. Depository for the Notes: The Depository Trust Company.

         17. The date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued: Not applicable.

         18. A. The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest: Not applicable.

             B. The manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature: Not Applicable

             C. The extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304: Not Applicable

         19. The applicability of Sections 1402 and/or 1403 of the Indenture to the Floating Rate Notes and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen: The defeasance and discharge provisions of Sections 1402 and 1403 are fully applicable to the Floating Rate Notes. There are no provisions in modification of, in addition to or in lieu of any of the provisions of Article XIV of the Indenture.

         20. Whether the Floating Rate Notes are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Floating Rate
Note) only upon receipt of certain certificates or other documents or satisfaction of other conditions: No.

         21. Whether, under what circumstances and the Currency in which, the Company will pay additional amounts as contemplated by Section 1004 of the Indenture on the Floating Rate Notes to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge: No.

         22. The designation of the initial Exchange Rate Agent: Not applicable.

         23. If the Floating Rate Notes are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable: Not applicable.

         24. Whether the Floating Rate Notes are to be subordinated or unsubordinated indebtedness of the Company: The Floating Rate Notes are to be unsubordinated indebtedness of the Company.

         25. Any other terms of or provisions applicable to the Floating Rate Notes and the sale thereof:

             A. Form of Floating Rate Notes: The form of permanent global Floating Rate Note shall be substantially in the form of Exhibit A attached hereto.

             B. Manner of Sale: The Company has engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated as lead underwriter for the purpose of selling the Floating Rate Notes in an underwritten public offering in the United States, all as more fully set forth in the Standard Underwriting Agreement Provisions attached hereto as Exhibit C and the Pricing Agreement attached hereto as Exhibit D.

             C. Issue price to the public of the Floating Rate Notes: 100% of principal amount.

             D. Underwriters' commission or discount as a percentage of the principal amount of Floating Rate Notes to be issued: .15% of principal amount.

             E. Additional Floating Rate Notes: The Company will have the ability, without the consent of the Holders of the Floating Rate Notes, to reopen the series and issue additional Floating Rate Note.

                                      * * *

         1. Title of the Securities: 8.20% Notes due October 17, 2003 (the "Fixed Rate Notes").

         2. Any limit upon the aggregate principal amount of the Fixed Rate Notes that may be authenticated and delivered under the Indenture (except for Fixed Rate Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Fixed Rate Notes pursuant to the Indenture): $200,000,000.

         3. Date on which the principal of the Fixed Rate Notes shall be payable: October 17, 2003.

         4. A. The rate at which the Fixed Rate Notes shall bear interest: The Fixed Rate Notes will bear interest at a rate of 8.20% per annum.

             B. The date from which such interest shall accrue: Each Fixed Rate Note will bear interest from October 17, 2000, or from the most recent Interest Payment Date to which interest on such Fixed Rate Note or a predecessor Fixed Rate Note has been paid or duly provided for.

             C. Interest Payment Dates: Interest on the Fixed Rate Notes will be payable semi-annually on the 17th day of each April and October beginning April 17, 2001.

             D. Regular Record Date for the interest payable on the Fixed Rate Notes on any Interest Payment Date: The date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day.

             E. Basis upon which interest will be calculated: A 360-day year of twelve 30-day months.

         5. Place or places where, subject to the provisions of Section 1002 of the Indenture, the principal of and interest on the Fixed Rate Notes shall be payable, where Fixed Rate Notes may be surrendered for registration of transfer or for exchange, and where notices and demands to or upon the Company in respect of the Fixed Rate Notes and the Indenture may be served: At the following office or agency of the Trustee: Bank One Trust Company, N.A., 14 Wall Street, 8th Floor, New York, New York 10005, Attention: Corporate Trust Administration.

         6. Provisions for redemption of the Fixed Rate Notes, in whole or in part, at the option of the Company: The Fixed Rate Notes will not be redeemable or repayable prior to their Stated Maturity.

         7. Provisions for mandatory redemption, repayment or purchase of the Fixed Rate Notes: The Company has no obligation to redeem or purchase the Fixed Rate Notes pursuant to any sinking fund or analogous provisions or at the option of a Holder.

         8. Denominations in which Fixed Rate Notes are issuable: The Fixed Rate Notes are issuable only in book-entry form in denominations of $1,000 and integral multiples of $1,000.

         9. If other than the Trustee, the identity of each Security Registrar and/or Paying Agent with respect to the Fixed Rate Notes: Not applicable.

         10. If other than the total principal amount thereof, the portion of the principal amount of the Fixed Rate Notes that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture or the method by which such portion shall be determined: Not applicable.

         11. If other than the Dollar, the Currency or Currencies in which payment of the principal of or interest on the Fixed Rate Notes shall be made or in which the Fixed Rate Notes shall be denominated: Not applicable.

         12. Whether the amount of payments of principal of or interest on the Fixed Rate Notes may be determined with reference to an index, formula or other method: No.

         13. Whether the principal of or interest on the Notes is to be payable, at the election of the Company or a Holder thereof, in one or more Currencies other than that in which the Fixed Rate Notes are denominated or stated to be payable: No.

         14. Provisions, if any, granting special rights to the Holders of Fixed Rate Notes upon the occurrence of such events as may be specified: None.

         15. Any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to any of the provisions of Section 1009) or other undertakings of the Company with respect to the Fixed Rate Notes: None.

         16. A. Whether the Fixed Rate Notes are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both:
         Registered Securities only.

             B. Whether any Fixed Rate Notes are to be issuable initially in temporary global form: No.

             C. Whether any Fixed Rate Notes are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Fixed Rate Notes in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305 of the Indenture: All Fixed Rate Notes will be represented by one or more fully registered permanent global securities as described in the Prospectus Supplement under the caption "Description of the Notes -- Depositary." Except as described in the sixth paragraph under the said caption, beneficial owners of interests in such global securities may not exchange such interests for any form of certificate evidencing Fixed Rate Notes. In the event that such a right of exchange should arise, the manner of such exchange shall be as provided in Section 305 of the Indenture.

             D. Depository for the Fixed Rate Notes: The Depository Trust
         Company.

         17. The date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued: Not applicable.

         18. A. The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest: Not applicable.

             B. The manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature: Not Applicable

             C. The extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304: Not Applicable

         19. The applicability of Sections 1402 and/or 1403 of the Indenture to the Fixed Rate Notes and any provisions in modification of, in addition to or in lieu of any of the provisions of Article

Fourteen: The defeasance and discharge provisions of Sections 1402 and 1403 are fully applicable to the Fixed Rate Notes. There are no provisions in modification of, in addition to or in lieu of any of the provisions of Article XIV of the Indenture.

         20. Whether the Fixed Rate Notes are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Fixed Rate Note) only upon receipt of certain certificates or other documents or satisfaction of other conditions: No.

         21. Whether, under what circumstances and the Currency in which, the Company will pay additional amounts as contemplated by Section 1004 on the Fixed Rate Notes to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge: No.

         22. The designation of the initial Exchange Rate Agent: Not applicable.

         23. If the Fixed Rate Notes are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable:
Not applicable.

         24. Whether the Fixed Rate Notes are to be subordinated or unsubordinated indebtedness of the Company: The Fixed Rate Notes are to be unsubordinated indebtedness of the Company.

         25. Any other terms of or provisions applicable to the Fixed Rate Notes and the sale thereof:

             A. Form of Fixed Rate Notes: The form of permanent global Fixed Rate Note shall be substantially in the form of Exhibit B attached hereto.

             B. Manner of Sale: The Company has engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated as lead underwriter for the purpose of selling the Fixed Rate Notes in an underwritten public offering in the United States, all as more fully set forth in the Standard Underwriting Agreement Provisions attached hereto as Exhibit C and the Pricing Agreement attached hereto as Exhibit D.

             C. Issue price to the public of the Notes: 99.796% of principal amount.

             D. Underwriters' commission or discount as a percentage of the principal amount of Notes to be issued: .45% of principal amount;

             E. Additional Fixed Rate Notes: The Company will have the ability, without the consent of the Holders of the Fixed Rate Notes, to reopen the series and issue additional Fixed Rate Notes.

         and further

         RESOLVED, that the proper officers of the Company are hereby authorized, empowered and directed to execute and deliver an Officers' Certificate pursuant to Section 301 of the Indenture with respect to the Notes, as well as such other agreements, certificates, instruments and documents and to do such other acts and things as they may from time to time determine are necessary or appropriate in order to effectuate the purposes of any of the foregoing resolutions; and further

         RESOLVED, that all acts and things done by any of the officers of the Company prior to the date hereof that are within the authority conferred by any of the foregoing resolutions are hereby ratified, confirmed, approved and adopted.

                                                                       EXHIBIT A

                           FORM OF FLOATING RATE NOTE

         This Security is issued in global form and is registered in the name of The Depository Trust Company, a New York corporation (the "Depositary" or "DTC") or a nominee of the Depositary. This Security is not exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Indenture.

         Unless this certificate is presented by an authorized representative of DTC to Avnet, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                                   AVNET, INC
                          Floating Rate Notes due 2001

CUSIP No. 053807 AH 6
No. 1                                                              $325,000,000


         AVNET, INC., a corporation duly organized and existing under the laws of the State of New York (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal sum of THREE HUNDRED TWENTY FIVE MILLION DOLLARS on October 17, 2001, and to pay interest thereon from October 17, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 17, April 17, July 17 and October 17, 2001, at the annual rate equal to three-month LIBOR, reset quarterly, plus .875% (87.5 basis points) until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth (15th) calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         In the case where the maturity date of this Security does not fall on a Business Day, payment of interest or principal otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the maturity date of this Security. In the case where any Interest Payment Date does not fall on a Business Day, payment of interest otherwise payable on such day shall be payable as provided on the reverse hereof.

         Reference is hereby made to the further provisions of this Security set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:  October 17, 2000

                                                     AVNET, INC.




                                            By:   /s/ Raymond Sadowski
                                                  -----------------------------
                                                 Rymond Sadowski
                                                 Senior Vice President and
                                                    Chief Financial Officer

Attest:



/s/ David R. Birk
------------------------------------
David R. Birk
Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                              BANK ONE TRUST COMPANY,
                                              NATIONAL ASSOCIATION, as Trustee




                                              By:
                                                  ------------------------------
                                                   Name:
                                                          ----------------------
                                                   Title:
                                                           ---------------------

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of October 1, 2000 (herein called the "Indenture"), between the Company and Bank One Trust Company, N. A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $325,000,000. The Securities of this series are issuable as only Registered Securities, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Registered Securities of this series may be presented for registration of transfer.

         Interest will be payable quarterly in arrears on January 17, April 17, July 17 and October 17, 2001 (each, an "Interest Payment Date") to the persons in whose names the Security is registered at the close of business on the date fifteen calendar days prior to applicable Interest Payment Date. Interest payable at maturity will be payable to the person to whom principal shall be payable. The "Interest Period" is each successive period from and including an Interest Payment Date with respect to such note to but excluding the next Interest Payment Date or the maturity date, as the case may be; provided, however, if such Interest Payment Date would not be a Business Day, then such Interest Payment Date and the first day of the next succeeding Interest Period will be the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date and the first day of the next succeeding Interest Period will be the immediately preceding Business Day. The "Interest Determination Date" for an Interest Period is two London Banking Days (as defined below) preceding the first day of such Interest Period.

         The interest rate for any Interest Period will be effective as of the first day of such Interest Period. The interest rate for each Interest Period will be determined on the Interest Determination Date for such Interest Period and will be a per annum rate equal to three-month U.S. dollar LIBOR (determined as set forth below) plus .875% (87.5 basis points), subject to the applicable maximum lawful rate. Interest will be computed on the basis of a 360-day year and the actual number of days in the applicable Interest Period.

         LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that Interest Determination Date that appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on that Interest Determination Date. If such rate does not appear on Telerate Page 3750 on such Interest Determination Date, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (as defined below), after consultation with the Company, at approximately 11:00 a.m., London time, on that Interest Determination Date.

         The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks for a three-month period commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as discussed above by the Calculation Agent are not quoting rates as discussed in this sentence, LIBOR for the applicable period will be the same as LIBOR for the immediately preceding Interest Period on such Interest Determination Date. The interest rate on this Security may not be higher than the maximum rate permitted by New York law as that rate may be periodically modified by United States law of general application.

         As used herein:

         "Business Day" means any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed that is also a London Banking Day.

         "Calculation Agent" means Bank One Trust Company, NA, the trustee named in the indenture, or such other entity as may be selected from time to time by the Company to perform the functions of the Calculation Agent described herein.

         "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Markets Limited (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

         All percentages resulting from any calculations of any interest rate will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

         The Calculation Agent will, upon the request of any Holder, provide the interest rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on Avnet and the holders of the floating rate notes.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth therein.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture) on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notification of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) and interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on such Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                                                       EXHIBIT B
                             FORM OF FIXED RATE NOTE

         This Security is issued in global form and is registered in the name of The Depository Trust Company, a New York corporation (the "Depositary" or "DTC") or a nominee of the Depositary. This Security is not exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described in the Indenture.

         Unless this certificate is presented by an authorized representative of DTC to Avnet, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                                   AVNET, INC
                              8.20% Notes due 2003

CUSIP No. 053807 AG 8
No. 1                                                             $200,000,000

         AVNET, INC., a corporation duly organized and existing under the laws of the State of New York (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns the principal sum of TWO HUNDRED MILLION DOLLARS on October 17, 2003, and to pay interest thereon from October 17, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 17 and October 17 in each year, commencing April 17, 2001, at the rate of 8.20% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         In the case where any Interest Payment Date or the maturity date of this Security does not fall on a Business Day, payment of interest or principal otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the maturity date of this Security.

         Reference is hereby made to the further provisions of this Security set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  October 17, 2000

                                              AVNET, INC.


                                              By:  s/ Raymond Sadowski
                                                   -----------------------------
                                                    Raymond Sadowski
                                                      Senior Vice President and
                                                        Chief Financial Officer
Attest:

/s/ David R. Birk
-------------------------------
    David R. Birk, Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                          BANK ONE TRUST COMPANY, N.A.,
                                           as Trustee


                                          By:__________________________________
                                             Name:
                                             Title:

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of October 1, 2000 (herein called the "Indenture"), between the Company and Bank One Trust Company, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $200,000,000. The Securities of this series are issuable as only Registered Securities, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Registered Securities of this series may be presented for registration of transfer.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth therein.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture, or with all series voting as one class, in certain other cases specified in the Indenture),on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notification of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) and interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on such Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                                                       EXHIBIT C

                                                                    October 2000

                                   AVNET, INC.
                                 DEBT SECURITIES

                   STANDARD UNDERWRITING AGREEMENT PROVISIONS

         1. Introductory. Avnet, Inc., a New York corporation (the "Company"), proposes to issue and sell from time to time certain of its senior or subordinated debt securities, warrants to purchase such debt securities (senior or subordinated debt securities and warrants to purchase such debt securities are referred to herein as "Securities") or units consisting of one or more Securities registered under the registration statement referred to in Section 3(a). The Securities will be issued under an indenture, dated as of October 1, 2000 (such indenture as amended or supplemented is herein referred to as the "Indenture"), between the Company and Bank One Trust Company, N.A., as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, conversion provisions, selling prices and other terms, with all such terms for any particular series of the Securities being determined at the time of sale. Particular series of the Securities will be sold pursuant to a Pricing Agreement referred to in Section 2, for resale in accordance with terms of offering determined at the time of sale.

         The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Pricing Agreement referred to in Section 2 are hereinafter referred to as the "Representatives"; provided, however, that if the Pricing Agreement does not specify any representative of the Underwriters, the term "Representatives," as used herein (other than in the second sentence of Section 2), shall mean the Underwriters.

         2. Purchase and Offering of Securities. The obligation of the Underwriters to purchase any Securities will be evidenced by an exchange of written communications ("Pricing Agreement") at the time the Company determines to sell Securities. The Pricing Agreement will incorporate by reference these Standard Underwriting Agreement Provisions (these "Provisions"), except as otherwise provided therein, and will specify (1) the firm or firms which will be Underwriters, (2) the names of any Representatives, (3) the principal amount of Securities to be purchased by each Underwriter and the purchase price to be paid by the Underwriters, (4) the terms of the Securities not already specified in the Indenture, (5) the time and date on which delivery of the Securities will be made to the Representatives for the accounts of the several Underwriters (such time and date, or such other time and date not later than seven full business days thereafter as the Representatives and the Company agree to as to time and date for payment and delivery, being herein and in the Pricing Agreement referred to as the "Closing Date") and (6) the place of delivery and payment.

         The obligations of the Underwriters to purchase the Securities will be several and not joint. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Representatives may request.

         The Underwriters, through the representatives, will pay to the Company the purchase price for the Securities, less the commission of the Underwriters, on the Closing Date, by wire transfer of same-day funds to an account to be specified by the Company not less than two full business days in advance of the Closing Date.

         Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

         3. Representations and Warranties of the Company: The Company represents and warrants to each of the Underwriters as of the date of execution of any Pricing Agreement (the "Representation Date") and as of any Closing Date that:

                  (a) the Company is permitted to use Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration No. 333-39530), which has become effective, for the registration under the Act of various securities of the Company, including the Securities. Such registration statement, as amended at the Representation Date, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. Such registration statement, including the exhibits thereto, as amended at the Representation Date, is hereinafter called the "Registration Statement," and the prospectus included in the Registration Statement, as supplemented to reflect the terms of any series of the Securities and the plan of distribution thereof, in the form furnished to the Underwriters for use in connection with the offering of the Securities, is hereinafter called the "Prospectus." Any reference herein to the Registration Statement or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the Representation Date or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the Exchange Act after the Representation Date or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference;

                  (b) (i) the Registration Statement, the Prospectus and the Indenture comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder, and (ii) neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus;

                  (c) all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights; the Company and each of its Material Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority to own their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus; the Company has full power and authority to execute and deliver the Pricing Agreement (including these Provisions) and the Indenture and to issue and sell the Securities as herein contemplated ("Subsidiary" meaning any subsidiary of the Company, and "Material Subsidiary" meaning a Subsidiary which would be a "significant subsidiary" as that term is defined in Item 1-02(w) of Regulation S-X promulgated under the Act, if "5 percent" were substituted in each place in which "10 percent" appears in such definition, and "Non-Material Subsidiary" meaning a Subsidiary which is not a Material Subsidiary);

                  (d) the Company and each of its Subsidiaries are duly qualified or licensed by, and are in good standing in, each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business, prospects or financial condition of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"), and with respect to the Company, the jurisdictions listed on Schedule A hereto constitute a complete list of such jurisdictions; and the Company and each of its Subsidiaries are in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to so comply with such laws, orders, rules, regulations and directives, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect;

                  (e) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its respective charter or by-laws or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, except for, in the case of clause (i) above, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and except for, in the case of clause (ii) above, breaches and defaults which, individually or in the aggregate, could not be expected to have a Material

         Adverse Effect, and the execution, delivery and performance of the Pricing Agreement (including these Provisions) and the Indenture, and the issuance of the Securities and any Underlying Securities (as hereinafter defined) and consummation of the transactions contemplated hereby and thereby, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provision of (x) the charter or by-laws of the Company or any of its Subsidiaries or (y) any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order specifically binding on the Company or any of its Subsidiaries, except for, in the case of clause
         (x) above, conflicts, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and except for, in the case of clauses (y) and (z) above, conflicts, breaches and defaults which, individually or in the aggregate, could not be expected to have a Material Adverse Effect;

                  (f) the Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

                  (g) the Securities have been duly authorized by the Company and when executed and delivered by the Company will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

                  (h) If the Securities being sold pursuant to the applicable Pricing Agreement are convertible into or exchangeable or exercisable for any equity securities ("Underlying Equity Securities"), such Underlying Equity Securities have been, or as of the date of such Pricing Agreement will have been, duly authorized, reserved for issuance and will, when issued upon the conversion of Securities into, or the exchange or exercise of Securities for, such Underlying Equity Securities, be duly issued, fully paid and non-assessable, will not be subject to any preemptive rights of any security holder of the Company and no holder thereof will be subject to personal liability by reason of being such a holder. If the Securities being sold pursuant to the applicable Pricing Agreement are convertible into or exchangeable or exercisable for any debt securities ("Underlying Debt Securities" and together with Underlying Equity Securities, "Underlying Securities"), such Underlying Debt Securities have been, or as of the date of such Pricing Agreement will have been, duly authorized for issuance upon the conversion of Securities into, or the exchange or exercise of Securities for, such Underlying Debt Securities. Such Underlying Debt Securities, when issued and authenticated in the manner provided for in the applicable indenture and delivered in accordance with the terms thereof, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors rights generally or by general equitable principles. Any indenture under which Underlying Debt Securities will be issued has been, or prior to the date of the applicable Pricing Agreement will have been, duly authorized, executed and delivered by the Company and constitutes or will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors rights generally or by general equitable principles.

                  (i) the Pricing Agreement has been duly authorized, executed and delivered by the Company;

                  (j) the Securities, any Underlying Securities and the Indenture conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

                  (k) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities and any Underlying Securities as contemplated hereby other than registration of the Securities and any Underlying Securities under the Act, qualification of the Indenture under the Trust Indenture Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities and any Underlying Securities are being offered by the Underwriters;

                  (l) the accountants whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus are independent public accountants as required by the Act and the applicable published rules and regulations thereunder;

                  (m) each of the Company and its Subsidiaries (i) has all necessary licenses, authorizations, consents and approvals, (ii) has made all filings required under any federal, state, local or foreign law, regulation or rule, and (iii) has obtained all necessary authorizations, consents and approvals from other persons, except where the failure to have, make or obtain such licenses, authorizations, consents, approvals and filings, individually or in the aggregate, could not be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which violation or default, singly or in the aggregate, would have a Material Adverse Effect;

                  (n) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

                  (o) there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, singly or in the aggregate, have a reasonable likelihood of resulting in judgments, decrees or orders having a Material Adverse Effect;

                  (p) the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

                  (q) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, (B) any transaction, which is material and unfavorable to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries which is material and unfavorable to the Company and its Subsidiaries taken as a whole;

                  (r) no Subsidiary is a "significant subsidiary" as that term is defined in Item 1-02(w) of Regulation S-X promulgated under the Act, except for Avnet Europe NV/SA;

                  (s) the Company and each of the Subsidiaries have filed all material federal and state income and franchise tax returns (or obtained extensions with respect to the filing of such returns) and have paid all taxes shown thereon as currently due, and the Company has no knowledge of any material tax deficiency which has been or might be asserted against the Company or any of the Subsidiaries; all material tax liabilities are adequately provided for on the books of the Company and each of the Subsidiaries;

                  (t) the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate material patents, patent rights, licenses, trademarks, inventions, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures, whether patented or unpatented) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by them as described in the Registration Statement and in the Prospectus, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if such assertion of infringement or conflict were sustained, would result, singly or in the aggregate, in any Material Adverse Effect;

                  (u) neither the Company nor any agent acting on its behalf has taken or will take any action that might cause the Pricing Agreement or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date;

                  (v) except as described in the Registration Statement and the Prospectus, (i) the operations of the Company and its Subsidiaries are in compliance with all applicable environmental laws, except where the failure to so comply with such laws, individually or in the aggregate, could not be expected to have a Material Adverse Effect, (ii) the Company and its Subsidiaries have obtained all environmental, health and safety permits, licenses and approvals necessary for its operation, all such permits, licenses and approvals are in effect and the Company and its Subsidiaries are in compliance with the terms and conditions thereof, except where the failure to so obtain, keep in effect and comply with such permits, licenses and approvals, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect, (iii) with respect to any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, (a) neither the Company nor any such Subsidiary is subject to any judicial or administrative proceeding or any order from or agreement with any governmental authority (collectively, "Proceedings"), and (b) the Company does not have knowledge of any pending or threatened investigation by any governmental authority (collectively, "Investigations") relating to any violation or alleged violation of any environmental law, any release or threatened release of a hazardous material into the environment, or any remedial action that may be necessary in connection with any such violation or release, except for such Proceedings or Investigations which, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect,
         (iv) neither the Company nor any such Subsidiary has filed any notice under any environmental law indicating past or present treatment, storage, disposal or release of a hazardous material into the environment in a manner that is not in compliance with, or which could result in liability under, applicable environmental laws, except where such non-compliance or liability, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect, (v) neither the Company nor any such Subsidiary has received notice of a claim that it may be subject to liability (a "Notice") as a result of a release or threatened release of hazardous material, except for such Notice which, whether individually or in the aggregate, could not be expected to have a Material Adverse Effect, and (vi) there are no events, circumstances or conditions that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products or any environmental law, except for events, circumstances and conditions which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and to the best of the Company's knowledge, there is no reasonable basis for any such order, action, suit or proceeding with respect to any environmental law which could be expected to have a Material Adverse Effect;

                  (w) the Company is not an "investment company" or an affiliated person of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder; and

                  (x) to the best knowledge of the Company, no labor problem exists with employees of the Company or any of its Subsidiaries or is imminent that could have a Material Adverse Effect.

         4.       Certain Covenants of the Company:  The Company hereby agrees:

                  (a) to furnish such information as may be reasonably required by and otherwise to cooperate with, the Representatives in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as the Representatives may designate (including the provisions of Florida blue sky law, if requested, relating to issuers doing business with Cuba) and to maintain such qualifications in effect as long as required for the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or a dealer or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities) or to take any action which would or could subject the Company to taxation in any state where it is not now so subject; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (b) to make available to the Representatives in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act;

                  (c) that the Company will use its best efforts to cause any amendment of the Registration Statement to become effective promptly. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus relating to any series of the Securities to which the Underwriters of such series shall object in writing after a reasonable opportunity to review the same. Subject to the foregoing sentence, the Company will cause each Prospectus supplement relating to the Securities to be filed with the Commission pursuant to the applicable paragraph of Rule 424 within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters of any series of Securities (A) when any Prospectus supplement relating to such series shall have been filed with the Commission pursuant to Rule 424, (B) when, prior to termination of the offering of such series, any amendment to the Registration Statement shall have been filed with the Commission or become effective, (C) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (D) of the receipt by the Company of any notification of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus or Prospectus supplement or, if the Company has knowledge, of the institution or threat of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or, if the Company has knowledge, of the initiation or threat of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order suspending or preventing any such use and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (d) to furnish to the Representatives and, upon request, to each of the other Underwriters for a period of three years from the date of each Pricing Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and (iii) such other information as the Representatives may reasonably request regarding the Company or its Subsidiaries;

                  (e) to advise the Underwriters of a series of Securities promptly of the happening of any event known to the Company within the time during which a prospectus relating to such series is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, subject to Section 4(c) during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Representatives a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  (f) that, as soon as practicable after the date of each Pricing Agreement, the Company will make generally available to its Security holders an earnings statement that satisfies the provisions of
         Section 11(a) of the Act and Rule 158 under the Act;

                  (g) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (h) if the Securities being sold pursuant to the applicable Pricing Agreement are convertible into or exchangeable or exercisable for Underlying Securities, to take all actions contemplated by Section 3(h) hereof and, if such Underlying Securities are Underlying Equity Securities, to reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Underlying Equity Securities for the purpose of enabling the Company to satisfy any obligation to issue such Underlying Equity Securities upon any such conversion, exchange or exercise;

                  (i) to pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Securities, (iii) the printing of the Pricing Agreement (including these Provisions), an Agreement Among Underwriters, any dealer agreements, any Powers of Attorney, the Indenture and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Securities on any securities exchange and any registration thereof under the Exchange Act, (vi) any fees payable to investment rating agencies with respect to the Securities, (vii) any filing for review of the public offering of the Securities by the National Association of Securities Dealers, Inc. (the "NASD"), and (viii) the performance of the Company's other obligations hereunder; and

                  (j) that the Company will not, without the consent of the Representatives, offer or sell, or publicly announce its intention to offer or sell, (i) any debt securities pursuant to a public offering or (ii) any unsecured debt securities pursuant to a private placement which contemplates the purchasers of such debt securities receiving customary registration rights, in each case during the period beginning on the date of the Pricing Agreement and ending the 90th day following the date of the Pricing Agreement. The Company has not taken, and will not take, directly or indirectly, any action which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

         5. Reimbursement of Underwriters' Expenses: If the Securities of a series to which the attached Pricing Agreement relates are not delivered for any reason other than (a) a termination of the obligations of the several Underwriters in accordance with clause (a)(iii), (a)(iv) or (a)(v) of Section 9 hereof, or (b) a default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

         6.Conditions of Underwriters' Obligations: The several obligations of the Underwriters to purchase and pay for the Securities are subject to the accuracy of the representations and warranties on the part of the Company herein on the Representation Date and at the Closing Date (including those contained in the Pricing Agreement), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following conditions:

                  (a) The Company shall furnish to the Representatives at the Closing Date an opinion of Carter, Ledyard & Milburn, counsel for the Company, or other counsel to the Company reasonably acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

                           (i) the Pricing Agreement (which incorporates by
                  reference all of these Provisions) has been duly authorized, executed and delivered by the Company;

                           (ii) the Indenture has been duly authorized, executed
                  and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

                           (iii) the Securities have been duly authorized by the
                  Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except insofar as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general principles of equity;

                           (iv) if any Securities are convertible into, or
                  exchangeable or exercisable for, Underlying Equity Securities, the Underlying Equity Securities are duly and validly authorized, have been duly reserved for issuance upon conversion, exchange or exercise of the related Securities and when duly issued upon such conversion, exchange or exercise will be duly and validly issued, fully paid and non-assessable;

                           (v) the Securities, any Underlying Securities and the
                  Indenture conform in all material respects to the summary descriptions thereof contained in the Registration Statement and Prospectus;

                           (vi) the Registration Statement and the Prospectus
                  (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                           (vii) the Registration Statement has become effective
                  under the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act;

                           (viii) no approval, authorization, consent or order
                  of or filing with any United States Federal or New York State governmental or regulatory commission, board, body, authority or agency is required in connection with the issue or sale of the Securities by the Company as contemplated hereby, other than registration of the Securities under the Act and qualification of the Indenture under the Trust Indenture Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters);

                           (ix) the Indenture has been duly qualified under the
                  Trust Indenture Act.

                  In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel has not independently verified, is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (iv) above), no facts have come to the attention of such counsel, in the course of such participation, that cause it to believe that the Registration Statement, or any post-effective amendment thereto, as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement and at all times up to and including the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus or with respect to the Trustee's Statement of Eligibility on Form T-1).

                  In rendering such opinion, counsel may state that such opinion is limited to United States Federal and New York law.

                  (b) The Company shall furnish to the Representatives at the Closing Date an opinion of David R. Birk, Senior Vice President and General Counsel for the Company, or such other counsel to the Company reasonably acceptable to the Representatives, addressed to the Underwriters and dated the Closing Date and in form satisfactory to counsel for the Underwriters, stating that:

                           (i) the Company is a corporation validly existing and
                  in good standing under the laws of the State of New York, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to issue, sell and deliver the Securities as herein contemplated;

                           (ii) the outstanding shares of capital stock of the
                  Company have been duly and validly authorized and issued and are fully paid, non-assessable and free of statutory and contractual preemptive rights;

                           (iii) each of the Subsidiaries organized in the
                  United States of America is a corporation validly existing and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business, except where the failure to be validly existing, to be in good standing, and to have such power and authority could not, individually or in the aggregate, have a Material Adverse Effect (in rendering this opinion with respect to jurisdictions other than the State of New York, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

                           (iv) the Company is duly qualified to transact
                  business as a foreign corporation in Arizona, California, Massachusetts, North Carolina and Texas (in rendering this opinion, such counsel may state that he is relying exclusively on certificates and other documents of public officials of such jurisdictions);

                           (v) to the best of such counsel's knowledge, neither
                  the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its charter or by-laws, (ii) any "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act) to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, (iii) any United States Federal or New York State law, regulation or rule, or (iv) any decree, judgment or order applicable to the Company or any of its Subsidiaries;

                           (vi) the execution, delivery and performance of the
                  Pricing Agreement and the Indenture, the issuance of the Securities and any Underlying Securities by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), any provision of (x) the charter or by-laws of the Company or any of its Subsidiaries or (y) any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (z) any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except for, in the case of clause (x) above, conflicts, breaches and defaults of Non-Material Subsidiaries which, individually or in the aggregate, could not be expected to have a Material Adverse Effect, and except for, in the case of clauses (y) and
                  (z) above, conflicts, breaches and defaults which, individually or in the aggregate, could not be expected to have a Material Adverse Effect;

                           (vii) to the best of such counsel's knowledge, there
                  are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

                           (viii) to the best of such counsel's knowledge, there
                  are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

                           (ix) the documents incorporated by reference in the
                  Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion);

                  (c) The Representatives shall have received from the Company's independent public accountants letters dated, respectively, as of the Representation Date and the Closing Date, and addressed to the Underwriters in form and substance reasonably satisfactory to the Representatives.

                  (d) The Representatives shall have received at the Closing Date the favorable opinion of counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

                  (e) Prior to the Closing Date (i) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (f) Between the Representation Date and the Closing Date, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

                  (g) The Company will, at the Closing Date, deliver to the Representatives a certificate of two of its executive officers to the effect that the representations and warranties of the Company set forth in Section 3 of this Agreement and the conditions set forth in subsections (e) and subsection (f) of this Section 6 have been met and are true and correct as of such date.

                  (h) The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Closing Date as the Representatives may reasonably request.

                  (i) The Company shall perform such of its obligations under these Provisions and the Pricing Agreement as are to be performed by the terms hereof and thereof at or before the Closing Date.

                  (j) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

                  (k) At the Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         7.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) under the Act (the "Rule 430A Information") or Rule 434 under the Act (the "Rule 434 Information"), if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as
                  incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         provided, however, that the indemnity provided in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) (the "Furnished Information"); and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity provided in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Securities concerned to the extent that (i) any such loss, claim, damage, liability or expense of such Underwriter and its affiliates results from the fact that a copy of the final Prospectus (excluding documents incorporated by reference) was not sent or given to such person at or prior to the written confirmation of sale of such Securities as required by the Act, and (ii) the untrue statement or omission has been corrected in the final Prospectus; and provided, further, that the indemnity provided in this Section 7(a) shall be limited, to the extent it applies to fees and disbursements of counsel, to reasonable amounts of such fees and disbursements.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this
         Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information, which the Underwriters agree to identify by letter to the Company dated each Closing Date.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         8.       Contribution.

                  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to the applicable Pricing Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to the applicable Pricing Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the term sheet, bear to the aggregate initial public offering price of such Securities as set forth on such cover.

                  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
         Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number or aggregate principal amount, as the case may be, of Securities set forth opposite their respective names in the applicable Pricing Agreement, and not joint.

         9.       Termination.

                  (a) The Representatives may terminate the applicable Pricing Agreement, by notice to the Company, at any time at or prior to the Closing Date, if (i) there has been, since the Representation Date or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) any of the ratings accorded any of the Company's debt securities shall have been downgraded, or placed under surveillance or review, other than with positive implications, by any credit rating agency recognized by the Commission as a "nationally recognized statistical rating organization," or (iii) there has occurred any material adverse change in the financial markets in the United States or, if the Securities are denominated or payable in, or indexed to, one or more foreign or composite currencies, in the applicable international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (v) a banking moratorium has been declared by either Federal or New York authorities or, if the Securities include debt securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

                  (b) If these Provisions or the applicable Pricing Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in
         Section 5 hereof, and provided further that Sections 3, 7, 8 and 9 shall survive such termination and remain in full force and effect.

         10. Notices:


                  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, at their addresses furnished to the Company in the Pricing Agreement for the purpose of communications hereunder and, if to the Company, shall be sufficient in all respects if delivered or telefaxed to the Company at the offices of the Company at 2211 South 47th Street, Phoenix, Arizona 85034, Attention: Mr. Raymond Sadowski (fax no. (480) 643-7929).

         11. Construction:


                  These Provisions and the Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in these Provisions have been inserted as a matter of convenience of reference and are not a part of these Provisions.

         12. Parties at Interest:

                  The agreements set forth herein and in the Pricing Agreement have been and are made solely for the benefit of the Underwriters and the Company and the controlling persons, directors and officers referred to in Sections 7 and 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of these Provisions or the Pricing Agreement.

                                   SCHEDULE A

         JURISDICTIONS IN WHICH AVNET, INC. IS INCORPORATED OR QUALIFIED

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, Tennessee, Texas, Utah, Washington, Wisconsin.

                                   AVNET, INC.

                                 DEBT SECURITIES
                                PRICING AGREEMENT

                                                                          , 200_

Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034

Attention:

Ladies and Gentlemen:

         Referring to the debt securities of Avnet, Inc. (the "Company") covered by the Registration Statement on Form S-3 (No. 333-39530) filed by the Company, on the basis of the representations, warranties and agreements contained in this Agreement and in the Company's Standard Underwriting Agreement Provisions attached hereto (the "Standard Underwriting Agreement"), and subject to the terms and conditions set forth herein and therein, the Underwriters named on
Schedule I hereto ("Underwriters") agree to purchase, severally and not jointly,
and the Company agrees to sell to the Underwriters, $       aggregate principal
amount of ___% Due           (the "Securities") in the respective principal
amounts set forth opposite the names of the Underwriters on Schedule I hereto.

         The price at which the Securities shall be purchased from the Company by the Underwriters shall be ___% of the principal amount thereof [plus accrued interest from ________, 200_]. The Securities will be offered as set forth in the Prospectus Supplement relating thereto. The Securities will have the following terms:

Title:

Interest Rate: ___% per annum

Interest Payment Dates:  _____________ and __________

commencing ________________ , 200__.

Maturity:

Other Provisions: as set forth in the Prospectus Supplement relating to the Securities

Closing: ___________ A.M. on __________ , 200__, at       , in same day funds.

Name[s] and Address[es] of Representative[s]:

         The provisions contained in the Standard Underwriting Agreement Provisions, a copy of which has been filed as Exhibit 1.1 to Registration Statement No. 333-39530, are incorporated herein by reference.

         A global certificate representing all of the Securities will be made available for inspection at the office of ___________________, at least 24 hours prior to the Closing Date.

         We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

         This Pricing Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        [NAMES OF REPRESENTATIVES]
                                        On behalf of themselves and
                                           as Representatives of the Several
                                           Underwriters

                                        By _____________________________

                                        By  _____________________________
                                                Name:
                                                Title:
The foregoing Pricing Agreement
is hereby confirmed as of the
date first above written

AVNET, INC.

By _________________________
  Name:
  Title:

                                                                       EXHIBIT D



                                   AVNET, INC.

                                 DEBT SECURITIES
                                PRICING AGREEMENT



                                                               October 12, 2000

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANK OF AMERICA SECURITIES LLC
CHASE SECURITIES INC.
ABN AMRO INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
FLEET SECURITIES, INC.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower
New York, New York  10281

Ladies and Gentlemen:

                  Referring to the debt securities of Avnet, Inc. (the "Company") covered by the Registration Statement on Form S-3 (No. 333-39530) filed by the Company, on the basis of the representations, warranties and agreements contained in this Agreement and in the Company's Standard Underwriting Agreement Provisions for Debt Securities attached hereto (the "Standard Underwriting Agreement"), and subject to the terms and conditions set forth herein and therein, the Underwriters named on Schedule I hereto ("Underwriters") agree to purchase, severally and not jointly, and the Company agrees to sell to the Underwriters, $200,000,000 aggregate principal amount of 8.20% Notes Due 2003 (the "Fixed Rate Notes") and $325,000,000 aggregate principal amount of Floating Rate Notes Due 2001 (the "Floating Rate Notes") in the respective principal amounts set forth opposite the names of the underwriters on Schedule I hereto.

         The price at which the Fixed Rate Notes shall be purchased from the Company by the Underwriters shall be 99.346% of the principal amount thereof plus accrued interest from October 17, 2000. The price at which the Floating Rate Notes shall be purchased from the Company by the Underwriters shall be 99.85% of the principal amount thereof plus accrued interest from October 17, 2000. The Securities will be offered as set forth in the Prospectus Supplement relating thereto. The Securities will have the following terms:

Title:                              8.20% Notes due 2003.
                                    Floating Rate Notes due 2001.


Interest Rate:                      The Fixed Rate Notes will bear interest from
                                    October 17, 2000 at 8.20% per annum.

                                    The Floating Rate Notes will bear interest from October 17, 2000 at an annual rate equal to three-month LIBOR, reset quarterly, plus 87.5 basis points.

Interest Payment Dates:             Interest on the Fixed Rate Notes is payable
                                    semi-annually on April 17 and October 17 of each year commencing April 17, 2001.
                                    Interest on the Floating Rate Notes is
                                    payable quarterly in arrears on January 17, April 17, July 17 and October 17, 2001.

Maturity:                           The Fixed Rate Notes will mature on October
                                    17, 2003. The Floating Rate Notes will
                                    mature on October 17, 2001.

Other Provisions:                   as set forth in the Prospectus Supplement
                                    relating to the Securities

Closing: 12:00 P.M. on October 17, 2000, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, in same day funds.


                  Name and Address of Representative:

                           Merrill Lynch, Pierce, Fenner & Smith Incorporated World Financial Center
                           North Tower
                           New York, New York  10281

                  The provisions contained in the Standard Underwriting Agreement Provisions, a copy of which has been filed as Exhibit 1.1 to Registration No. 333-39530, are incorporated herein by reference.
                  Global certificates representing all of the Securities will be made available for inspection at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, at least 24 hours prior to the Closing Date.
                  We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.
                  This Pricing Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.


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
                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated
                                        on behalf of themselves and
                                               as Representatives of the
                                               Several Underwriters

                                        By     /s/ David Faber
                                            ----------------------------------
                                             Name:  David Faber
                                             Title:  Managing Director

The foregoing Pricing Agreement
is hereby confirmed as of the
date first above written

AVNET, INC.

By     /s/ Raymond Sadowski
       -----------------------------
       Name:  Raymond Sadowski
       Title:  Senior Vice President and
                 Chief Financial Officer


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
                                                                      Schedule 1


                                                                   Principal         Principal
                                                                   Amount of         Amount of
                                                                 Floating Rate       Fixed Rate
                          Underwriter                                Notes            Notes
                          -----------                            -------------      -------------
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated.............................................    $121,876,000      $  75,000,000
Banc of America Securities LLC................................      56,062,000         34,500,000
Chase Securities Inc..........................................      56,062,000         34,500,000
ABN AMRO Incorporated.........................................      29,250,000         18,000,000
Banc One Capital Markets, Inc.................................      29,250,000         18,000,000
First Union Securities, Inc...................................      16,250,000         10,000,000
Fleet Securities, Inc.........................................      16,250,000         10,000,000
                                                                  ------------      -------------
         Total................................................    $325,000,000      $ 200,000,000
                                                                  ============      =============


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